EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Guitar Center, Inc. (the “Company”) for the quarterly period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Gregory Trojan, Chief Executive Officer of the Company, and Erick Mason, Executive Vice President and Chief Financial Officer of the Company, certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company and its subsidiaries.

Date: August 13, 2012	/s/ GREGORY TROJAN
Gregory Trojan
Chief Executive Officer (Principal Executive Officer)

Date: August 13, 2012	/s/ ERICK MASON
Erick Mason
Executive Vice President and Chief Financial Officer (Principal Financial Officer)